Exhibit 23.1

Consent for Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-115619) pertaining to the Jack in the Box Inc. 2004 Stock Incentive Plan;
(2)	Registration Statement (Form S-8 No. 333-127765) pertaining to the Jack in the Box Inc. Amended and Restated 2004 Stock Incentive Plan;
(3)	Registration Statement (Form S-8 No. 333-143032) pertaining to the Jack in the Box Inc. Amended and Restated Jack in the Box Inc. Deferred Compensation Plan for Non-Management Directors:
(4)	Registration Statement (Form S-8 No. 333-150913) pertaining to the Jack in the Box Inc. Amended and Restated Deferred Compensation Plan for Non-Management Directors:
(5)	Registration Statement (Form S-8 No. 333-168554) pertaining to the Jack in the Box Inc. Amended and Restated 2004 Stock Incentive Plan;
(6)	Registration Statement (Form S-8 No. 333-181506) pertaining to the Jack in the Box Inc. Amended and Restated 2004 Stock Incentive Plan; and
(7)	Registration Statement (Form S-8 No. 333-115619) pertaining to the Del Taco Restaurants, Inc. 2015 Omnibus Incentive Plan;

of Jack in the Box Inc. of our report dated March 7, 2022, relating to the consolidated financial statements of Del Taco Restaurants, Inc. as of December 28, 2021 and December 29, 2020 and for each of the three fiscal years in the period ended December 28, 2021 incorporated by reference in the Current Report on Form 8-K/A of Jack in the Box Inc.

/s/ Ernst & Young LLP

Irvine, California
May 24, 2022